Exhibit G
PAGE No. 334. FIRST COPY. TRANSCRIPTION IN THE BOOK OF NOTARIAL RECORDS. “TELEFÓNICA DE ARGENTINA S.A.”. DEED NUMBER 160. In the City of Buenos Aires, Capital of the Argentine Republic, on this 13 July 2009, at Avenida Ingeniero Huergo number 723, 3rd Floor, where I appeared at the request of the appearing party, before me, the authorizing Escribano Público (Civil Law Notary), THERE APPEARED: Pablo Luis LLAURO, Argentine, married, of age, bearer of National Identity Document No. 17.499.588, domiciled at Avenida Ingeniero Huergo No. 723, 3rd Floor, in this City, personally known to me, who ACTS in the name and on behalf, and in his capacity as attorney-in-fact for the company “TELEFÓNICA DE ARGENTINA S.A.”, whose legal capacity to act as such is evidenced by the General Power of Attorney to perform administrative and judicial acts granted under public deed number 324, on 7 October 2008, recorded on page 1020 of the Register 1058 in this City, the original First Copy of which I have had before me and the photocopy of which is annexed to page 334 of such Register, Protocol of this year. Such attorney-in-fact stated that the power of attorney mentioned above was in full force and effect without any modifications and restrictions. And the appearing party in the capacity mentioned and evidenced ut supra, STATED as follows: That he requested me, the authorizing Escribano Público (Civil Law Notary), to transcribe in the Book of Notarial Records the entire Minutes of the Meeting of the Audit Committee number 90, dated 7 July 2009, annexed to pages 67 to 69, inclusive of the Register Book of Minutes of the Meetings of the Comisión Fiscalizadora, duly authorized and signed by the Inspección General de Justicia (Superintendence Bureau of Corporations) on 16 May 2008, under number 37261-08; which in its respective Book I have had before me for the execution hereof and the text of which reads as follows: “MINUTES OF THE MEETING OF THE AUDITING COMMITTEE No. 90. In the City of Buenos Aires, on this 7 July 2009 at 09.30 a.m., Mr. Guillermo Harteneck, Chairman of the Audit Committee of Telefónica de Argentina S.A.; Messrs. Luis Freixas Pinto and Jaime Urquijo Chacón, the latter participating in the meeting via telephone conference as provided for in section 10 of the corporate bylaws, applied by analogy to the meeting of the Audit Committee pursuant to the Rules of the Comisión Nacional de Valores (Argentine Securities and Exchange Commission), Chapter III, section 15; Mr. Alejandro Pinedo, General Secretary of the Company; Dr. Hernán Carlos Carassai, partner of the law firm Bulló, Tassi, Estebener, Lipera, Torassa, external legal advisors of the Company; and Mr. Edgardo Sanguinetti, on behalf of the Supervisory Committee, were present at the meeting. Mr. Guillermo Harteneck submitted the first item of the agenda to the consideration of the meeting: 1. Procedure to Acquire Residual Equity Interests.

Mr. Pinedo informed the attendees that on 23 June 2009, the Company received a notification from Telefónica, S.A. (hereinafter referred to as “TSA” and/or the “controlling company”) wherein it stated, as a consequence of the demand received from a minority shareholder, its intention to acquire 100% of the remaining capital stock held by the minority shareholders of Telefónica de Argentina S.A. (hereinafter referred to as “TASA” or the “Company”) under the terms established in chapter VII of Executive Order No. 677/01. Mr. Pinedo further reported that TSA had made the relevant publications in the daily Bulletin of the Buenos Aires Stock Exchange where such shares were listed and in a nationally circulated newspaper with regard to the “Unilateral Declaration of Intention to Acquire 100% of the Remaining Capital Stock held by the Minority Shareholders” (hereinafter referred to as the “Declaration of Acquisition”), which informed the minority shareholders of the purchase price of such shares. Moreover, Mr. Pinedo highlighted that the Declaration of Acquisition had valued the residual equity interests of the minority shareholders in the sum of ARS126,001,784 (one hundred and twenty-six million, one thousand and seven hundred and eighty-four Argentine pesos). Consequently, TSA set as price for each of the outstanding 126,001,784 shares of the Company (including all rights inherent therein), having a face value of ARS0.10 (ten cents) each, the sum of ARS1 (one Argentine peso). Mr. Guillermo Harteneck further stated that the members of the Board of Directors of the Company, at their meeting held on 24 June 2009, had resolved to hire the services of the independent valuation expert, MBA Lazard Banco de Inversiones S.A. (hereinafter referred to as “MBA”), to prepare an opinion on the fairness of the price offered by TSA. MBA’s opinion, dated 6 July 2009, was that the price per share offered by Telefónica, S.A. was fair, after analyzing the criteria established by section 32, subsection b) of such Executive Order No. 677/01, which shall be used by the Committee to give its opinion on the price offered by TSA in the Statement of Acquisition. Mr. Pinedo further stated that it was necessary that the Board of Directors and the Audit Committee of the Company rendered a decision on the fairness of the price offered by Telefónica, S.A. Immediately afterwards, Mr. Harteneck requested Messrs. Gregorio Chamas and Santiago Alsina, as representatives of MBA Lazard Banco de Inversiones S.A., to present the work performed by them and their relevant conclusions concerning their “Fairness Opinion” on the price for the shares of Telefónica de Argentina S.A. offered by TSA in its Declaration of Acquisition. 2. MBA’s Introduction. Mr. Harteneck introduced Messrs. Gregorio Chamas and Santiago Alsina as representatives of MBA Lazard Banco de Inversiones S.A. to the attendees. Mr. Santiago Alsina distributed copies of the relevant report prepared by MBA and proceeded to explain the contents thereof with the assistance of Mr. Gregorio Chamas. Mr. Alsina stated that MBA, in order to render its Fairness Opinion, had performed several valuation exercises, including to the extent they may be applicable, all the criteria suggested by such Executive Order. Then Mr. Alsina commented on certain valuation aspects according to the cash flows, discount rates used, macroeconomic scenario and several sensitivity tests carried out to validate their conclusions. As a consequence of the described valuations, Mr. Alsina stated that MBA considered that the price fixed by TSA of ARS1 (one peso) per outstanding share was fair from a financial viewpoint. The attendees posed several questions to Mr. Alsina that were satisfactorily answered by the representatives of MBA. After Mr. Alsina’s presentation, a brief exchange of ideas between attendees on several aspects of the work performed by such representatives followed. Then, Mr. Harteneck thanked Messrs. Alsina and Chamas for their cooperation. Messrs. Alsina and Chamas left the corporate premises. 3. Opinion of the Audit Committee. Mr. Harteneck stated that, on 23 June 2009, Telefónica, S.A. had submitted a “Unilateral Statement of Intention to Acquire 100% of the Remaining Capital Stock held by the Minority Shareholders of Telefónica de Argentina S.A.”, under the terms established in sections 25, 26, 28, 29, 32, subsection d) and the related sections of Executive Order No. 677/01 enacted by the Argentine Executive Power. In such Declaration of Acquisition, Telefónica, S.A. has assessed the residual equity interests of the minority shareholders of Telefónica de Argentina S.A. to be ARS126,001,784. Therefore, TSA had determined as fair price the amount of ARS1 (one peso) for each of the 126,001,784 outstanding shares in Telefónica de Argentina S.A., having a face value of $0.10 each (including all rights inherent therein). The members of the Board of Directors of Telefónica de Argentina S.A., in order to render an opinion on the price set by Telefónica, S.A. in its Declaration of Acquisition dated 23 June 2009, had resolved to hire the services of the independent valuation expert, MBA Lazard Banco de Inversiones S.A., to prepare an opinion on the fairness of the price offered by TSA. MBA rendered its opinion on 6 July 2009 after performing several valuation exercises, including to the extent they may be applicable, all the criteria suggested by Executive Order No. 677/01, which were satisfactorily explained by the representatives of MBA, based on which they concluded that the value of the price offered by TSA was fair from a financial viewpoint. Immediately afterwards, a long discussion on such issue followed, at the end of which Mr. Harteneck stated that the price offered by TSA of ARS1 (one peso) per share was within the valuation ranges obtained according to the criteria mentioned above. Therefore, he moved for the Committee to resolve in support of the fairness of the price of ARS1 (one peso) per outstanding share offered by TSA. Mr. Harteneck’s motion was unanimously approved and the Audit Committee of Telefónica de Argentina S.A. unanimously considered that the price offered by Telefónica, S.A. was fair. Mr. Edgardo Sanguineti, a member of the Supervisory Committee, in compliance with the provisions set forth in section 10 of the corporate bylaws, placed on record that the decisions were adopted as set forth therein. There being no further businesses to transact, the meeting was adjourned at 10:50 a.m.” /s/ Luis Freixas Pinto, /s/ Jaime Urquijo Chacón, /s/ Guillermo Harteneck, /s/ Edgardo Sanguineti, and Regular Statutory Auditor. THE FOREGOING IS A FAITHFUL COPY. I attest. I further attest that the appearing party requests me to issue a First Certified Copy hereof. LEGAL CAPACITY: The Authorizing Civil Law Notary hereby acknowledged that the company was registered with the Inspección General de Justicia on 13 July 1990, under number 4535, in Book 108, Volume A, of Sociedades Anónimas (Stock Companies). The principal place of business of the Company is located at Avenida Ingeniero Huergo No. 723, Ground Floor, in this City and is registered under C.U.I.T. (taxpayer’s registration number) 30-63945397-5. Once these presents have been read to the appearing party, he signs them before me. Juan José MERINO. There is my seal. THIS IS A TRUE COPY of the original deed recorded by me, on page 334 of the Register 479 in my charge. I hereby issue this First Certified Copy for the COMPANY in four stamped sheets of notarial paper correlatively numbered from N 010999783 to N 010999785, which I sealed and signed in the City of Buenos Aires on 13 July 2009.